As filed with the Securities and Exchange Commission on November 18, 1998
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           IRON MOUNTAIN INCORPORATED
               (Exact name of issuer as specified in its charter)

                               Delaware 04-3107342
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                745 Atlantic Avenue, Boston, Massachusetts 02111
                                 (617) 357-4455
           (Address of Principal Executive Offices including zip code)
                                  -------------

         Iron Mountain Incorporated Executive Deferred Compensation Plan
                            (Full title of the plan)
                                  ------------

                                C. Richard Reese
                            Chairman of The Board of
                      Directors and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 357-4455
            (Name, address and telephone number of agent for service)
                                  -------------

                                    Copy to:
                             William J. Curry, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

                                                    ---------------

                                            CALCULATION OF REGISTRATION FEE


                                                                                  Proposed
                                                        Proposed                  Maximum
   Title of Securities        Amount to be          Maximum Offering             Aggregate               Amount of
    to be Registered           Registered        Price Per Obligation(1)     Offering Price(1)       Registration Fee
    ----------------           ----------        -----------------------     -----------------       ----------------

Deferred
Compensation                  $20,000,000                 100%                   $20,000,000             $5,560.00
Obligations(2)

(1) With respect to the Deferred Compensation Obligations registered under the Iron Mountain Incorporated Executive Deferred Compensation Plan, the proposed maximum offering price per obligation and the proposed maximum aggregate offering price have been estimated solely for purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(2) The Deferred Compensation Obligations are unsecured obligations of Iron Mountain Incorporated to pay deferred compensation in the future in accordance with the terms of the Iron Mountain Incorporated Executive Deferred Compensation Plan.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Iron Mountain Incorporated (the "Company") with the Securities and Exchange Commission, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

         o The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         o        The Company's  Current Report on Form 8-K dated  September 18,
                  1998;

         o The Company's Current Report on Form 8-K dated July 10, 1998 (amended August 7, 1998);

         o        The Company's Current Report on Form 8-K dated April 21, 1998;

         o        The Company's Current Report on Form 8-K dated March 30, 1998;

         o        The Company's Current Report on Form 8-K dated March 9, 1998;

         o The Company's Current Report on Form 8-K dated February 18, 1998 (amended April 7, 1998);

         o        The  Company's  Current  Report on Form 8-K dated  January  6,
                  1998; and

         o The description of the common stock of the Company contained in the Company's registration statement on Form 8-A dated January 18, 1996 (File No. 0-27584), including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the termination of the offering of securities registered pursuant to this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Under the Iron Mountain Incorporated Executive Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to defer the payment to them by the

Company or any subsidiary of between five and fifty percent of their base salary and between five and one hundred percent of any incentive compensation bonuses by making a written election with the Plan's administrator. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation, with earnings, in the future in accordance with the terms of the Plan, and the Obligations will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         Each participating employee (each a "Participant") will elect the amount of compensation to be deferred in accordance with the Plan. Participants will choose hypothetical investment options from the range provided by the Company. A hypothetical investment in the Company's stock will not be an option. Each Obligation will be payable by the Company upon the Participant's retirement, death, disability or termination of employment or such earlier date selected by each Participant in accordance with the terms of the Plan. The Participant may elect to receive benefits in either a single lump sum in cash or substantially equal annual cash installments over a period of either five or ten years.

         No benefit, payment, sum or other interest under this Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or charge.

         The Plan constitutes a promise by the Company to make benefit payments to Participants and beneficiaries in the future in accordance with the terms of the Plan. Any amounts payable under the Plan will be paid out of the general assets of the Company and each Participant and beneficiary will be deemed to be a general unsecured creditor of the Company.

         The Company will establish a "grantor" trust to meet its obligations under the Plan, the assets of which will be treated, for all purposes, as general, unrestricted assets of the Company. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax and ERISA purposes.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Obligations will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Jas. Murray Howe, Secretary of the Company, is of counsel to Sullivan & Worcester LLP and is the owner of 15,000 shares of common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article Sixth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by
Section 145 of the DGCL.

         Article Seventh of the Company's Amended and Restated Certificate of Incorporation states that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such breach occurred.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.
                                  EXHIBIT INDEX

       Exhibit No.       Description

         5        Opinion of Sullivan & Worcester LLP*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5)

         23.2 Consent of Arthur Andersen LLP (Sloan Vaults, Inc. and Affiliate, Midwest Records Management and InterMation, Inc.)*

         23.3     Consent  of  Carbis   Walker  &   Associates,   LLP  (National
                  Underground Storage, Inc.)*

         23.4     Consent of Arthur Andersen LLP (Iron Mountain Incorporated)*

         23.5     Consent  of  Ernst & Young  LLP  (Arcus  Technology  Services,
                  Inc.)*

         24       Power  of  Attorney   (included  in  signature  page  of  this
                  Registration Statement)

*Filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 18th day of November, 1998.

                                  IRON MOUNTAIN INCORPORATED



                                  By: /s/ C. Richard Reese
                                       C. Richard Reese
                                       Chairman of the Board,
                                       Chief Executive Officer and Director

         The undersigned Officers and Directors of the Company hereby severally constitute C. Richard Reese, John F. Kenny, Jr. and David S. Wendell, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any amendments to this Registration Statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on the 18th day of November, 1998.


           Signatures                         Title


            /s/ C. Richard Reese
           C. Richard Reese              Chairman, Chief
                                         Executive Officer and Director


            /s/ David S. Wendell
           David S. Wendell              President, Chief Operating Officer and
                                         Director


            /s/ John F. Kenny, Jr.
           John F. Kenny, Jr.            Executive Vice President and
                                         Chief Financial Officer


            /s/ Eugene B. Doggett
           Eugene B. Doggett             Director

            /s/ Constantin R. Boden
           Constantin R. Boden           Director



            /s/ Arthur D. Little
           Arthur D. Little              Director



            /s/ Vincent J. Ryan
           Vincent J. Ryan               Director



            /s/ B. Thomas Golisano
           B. Thomas Golisano            Director



            /s/ Kent P. Dauten
           Kent P. Dauten                Director




           Clarke H. Bailey              Director



            /s/ Jean A. Bua
           Jean A. Bua                   Vice President and Corporate
                                         Controller